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                   FOAMEX L.P. AND FOAMEX CAPITAL CORPORATION
                                   as Issuers

                                       AND

                              THE BANK OF NEW YORK
                                   as Trustee



                                    --------
                                     SECOND
                             SUPPLEMENTAL INDENTURE
                         Dated as of September 30, 1998


                                    --------
                                   $98,000,000
                        13-1/2% Senior Subordinated Notes
                                    due 2005



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



                          SECOND SUPPLEMENTAL INDENTURE



         THIS SECOND SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of September 30, 1998, by and among Foamex L.P., a Delaware limited partnership ("Foamex"), Foamex Capital Corporation, a Delaware corporation wholly-owned by Foamex ("FCC"; Foamex and FCC collectively referred to as the "Issuers"), and The Bank of New York, a New York banking corporation as Trustee (the "Trustee").

         WHEREAS, Foamex, FCC, General Felt Industries, Inc., a Delaware corporation ("GFI"), Foamex Fibers, Inc., a Delaware corporation ("Foamex Fibers"), and the Trustee executed an indenture, dated as of December 23, 1997, (the "Indenture"), relating to the Issuers' 13-1/2% Senior Subordinated Notes due 2005 (the "Notes") as amended on February 27, 1998; and

         WHEREAS, Article 9.2 of the Indenture provides that the Issuers and the Trustee may execute and deliver one or more supplemental indentures, with the consent of the Holders (as defined in the Indenture) of at least a majority in principal amount of the outstanding Notes to, among other things, change or eliminate certain provisions of the Indenture; and

         WHEREAS, the Issuers and the Trustee desire to amend the Indenture for the purpose of changing and eliminating certain of such provisions; and

         WHEREAS, the Issuers have received consents to such modifications from the Holders of at least a majority in principal amount of the outstanding Notes; and

         WHEREAS, all conditions precedent provided for in the Indenture relating to this Supplemental Indenture have been complied with;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Foamex and FCC, jointly and severally, and the Trustee for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes agree as follows:

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




                                   ARTICLE I.

                            EFFECTIVENESS AND EFFECT

         Section 1.1       Effectiveness and Effect.

         This Supplemental Indenture shall take effect on the date hereof, provided, however, that the amendments provided for in Article Two hereof shall become operative only upon, and simultaneously with, the date on which the Notes (as such term is defined in the Offer as defined below), validly tendered pursuant to Foamex's Offer to Purchase and Consent Solicitation, dated September 2, 1998, as it may be amended or amended and restated, (the "Offer"), are accepted for purchase and such amendments provided for in Article Two hereof shall have no force or effect prior to the operative time specified in this Section. Subject to the foregoing, the provisions set forth in this Supplemental Indenture shall be deemed to be, and shall be construed as part of, the Indenture. All references to the Indenture in the Indenture or in any other agreement, document or instrument delivered in connection therewith or pursuant thereto shall be deemed to refer to the Indenture as amended by this Supplemental Indenture. Except as amended hereby, the Indenture shall remain in full force and effect.

                                   ARTICLE II.

                           AMENDMENT OF THE INDENTURE

         Section 2.1       Deletion of Certain Provisions.

         Each of the following provisions of the Indenture is hereby deleted and eliminated in its entirety, without any redesignation of any other provision of the Indenture:

               ss. 4.3        Reports
               ss. 4.4        Compliance Certificate
               ss. 4.5        Taxes
               ss. 4.6        Stay, Extension and Usury Laws
               ss. 4.7        Restricted Payments
               ss. 4.8        Dividend and Other Payment Restrictions Affecting
                              Subsidiaries
               ss. 4.9        Incurrence of Indebtedness and Issuance of
                              Preferred Stock
              ss. 4.11        Transactions With Affiliates
              ss. 4.12        Liens
              ss. 4.13        Line of Business
              ss. 4.14        Corporate Existence
              ss. 4.16        Anti-Layering
              ss. 4.17        Sale and Leaseback Transactions
              ss. 4.18        Limitation on Issuances and Sales of Capital
                              Stock of Restricted Subsidiaries
              ss. 4.19        Payments for Consent
              ss. 4.20        Additional Guarantees


         All references in the Indenture, as amended by this Section 2.1, to any of the provisions deleted and eliminated as provided above shall also be deemed deleted and eliminated.


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         Section 2.2       Amendment of Section 4.10.

         Section 4.10 of the Indenture is hereby amended and restated to read in its entirety as follows:

         "Section 4.10.  Asset Sales.

                  Each of the Issuers shall not, and shall not permit any of their respective Restricted Subsidiaries to, consummate an Asset Sale unless such Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by an Officers' Certificate delivered to the Trustee and a resolution of the Board of Directors) of the assets or Equity Interests issued or sold or otherwise disposed of.

                  Within 365 days after the receipt of any Net Proceeds  from an
         Asset Sale,  the Issuers may apply such Net Proceeds,  at their option,
         (a) to repay Senior Debt, or (b) to the acquisition of assets to be used in a Permitted Business. Pending the final application of any such Net Proceeds, the Issuers may temporarily reduce the Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuers shall be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in Section 3.9 To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer and indebtedness ranking pari passu in right of payment with the Notes with similar repurchase rights is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Senior Subordinated Notes surrendered by Holders thereof and indebtedness ranking pari passu in right of payment with the Notes with similar repurchase rights surrendered by the holders thereof exceeds the amount of Excess Proceeds, a pro rata portion of the Excess Proceeds (based on the principal amount of indebtedness surrendered) shall be applied to the purchase of Senior Subordinated Notes, and the Trustee shall select the Senior Subordinated Notes to be purchased on a pro rata basis; provided, however, that the Issuers shall not be obligated to purchase Senior Subordinated Notes in denominations other than integral multiples of $1,000. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero."

         Section 2.3       Amendment of Section 5.1.

         Section 5.1 of the Indenture is hereby amended and restated to read in its entirety as follows:

         "Section 5.1.  Merger, Consolidation, or Sale of Assets.

                  The issuers may not consolidate or merge with or into (whether or not the Issuers are the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of their properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) such Issuer is the surviving entity or the entity or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is organized and existing under the laws of the United States, any state thereof or the District of Columbia, provided that FCC may not consolidate or merge with or into any entity other than a corporation satisfying such requirements for so long as Foamex remains a partnership and (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee. In the case of a sale, assignment, lease, transfer, conveyance or other disposition of all or


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         substantially  all of the  assets  of an  Issuer,  upon the  assumption provided for in clause (ii) above, such Issuer shall be discharged from all further liability and obligation under this Indenture."

         Section 2.4       Amendment of Section 6.1.

         Section 6.1 of the Indenture is hereby amended and restated to read in its entirety as follows:

         "Section 6.1.  Events of Default.

         An "Event of Default" occurs if:

                  (a) the Issuers default for 30 days in the payment of interest on, or Liquidated Damages, if any, with respect to the Notes (whether or not prohibited by the subordination provisions of this Indenture);

                  (b) the Issuers default in the payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of this Indenture);

                  (c)      Intentionally omitted;

                  (d)      Intentionally omitted;

                  (e)      Intentionally omitted;

                  (f)      Intentionally omitted;

                  (g) the Issuers or any of their respective Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                                  (i)       commences a voluntary case,

                                  (ii)      consents to the entry of an order
                                            for relief against it in an
                                            involuntary case,

                                  (iii)     consents to the appointment of a
                                            Custodian of it or for all or
                                            substantially all of its property,

                                  (iv)      makes a general assignment for the
                                            benefit of its creditors,

                                  (v)       generally is not paying its debts
                                            as they become due; or

                  (h) a court  of  competent  jurisdiction  enters  an  order or decree under any Bankruptcy Law that:

                                  (i) is for relief  against  the Issuers or any
                  of their Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                                  (ii) appoints a custodian of the Issuers or any of their respective Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuers or any of their Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or


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                                  (iii) orders the liquidation of the Issuers or
                  any of their respective Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days."

         Section 2.5       Amendment of Section 8.1.

         Section 8.1 of the Indenture is hereby amended and restated to read in its entirety as follows:

         "Section 8.1.  Termination of Issuers' Obligations.

                  This Indenture shall cease to be of further effect (except that the Issuers' and the Subsidiary Guarantors' obligations under
         Section 7.7 and 8.4 and the Issuers' Trustee's and Paying Agent's obligations under Section 8.3 shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes which have replaced or paid) to the Trustee for cancellation and the Issuers have paid all sums payable by the Issuers hereunder. In addition, the Issuers may terminate all of their obligations under this Indenture if:

                   (1) the Issuers irrevocably deposit in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and the Issuers under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or United States Government Obligations sufficient to pay principal and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by them hereunder, provided that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such United States Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such United States Government Obligations to the payment of said principal and interest with respect to the Notes; and

                   (2) no Event of Default or event (including such deposit) which, with notice or lapse of time, or both, would become an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit.

         Then, this Indenture shall cease to be of further effect (except as provided in this paragraph), and the Trustee, on demand of the Issuers, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture. The Issuers may make the deposit only if Article 10 hereof does not prohibit such payment. However, the Issuers' obligations in Section 2.3, 2.4, 2.5, 2.6, 2.7, 4.1, 7.7, 7.8,
         8.3 and 8.4,  and the  Trustee's  and  Paying  Agent's  obligations  in
         Section 8.3 shall survive until the Notes are no longer outstanding. Thereafter, only the Issuers', Trustee's and Paying Agents' obligations in Section 8.3 shall survive.

                  After such  irrevocable  deposit made pursuant to this Section
         8.1 and satisfaction of the other conditions set forth herein, the Trustee upon written request of the Issuer shall acknowledge in writing the discharge of the Issuers' and the Subsidiary Guarantors' obligations under this Indenture except for those surviving obligations specified above.

                  In order to have money available on a payment date to pay principal or interest on the Notes, the United States Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. United States Government Obligations shall not be callable at the Issuers' options.

                  The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Obligations deposited pursuant to this Section 8.1 or


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         the principal and interest  received in respect  thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes."

         Section 2.6       Amendment of Section 11.3.

         Section 11.3 of the Indenture is hereby amended and restated to read in its entirety as follows:

           "Section 11.3.  Subsidiary Guarantors May Consolidate, Etc., on
                           Certain Terms

                   (a) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture shall prohibit a merger between a subsidiary Guarantor and another Subsidiary Guarantor or a merger between a Subsidiary Guarantor and the Issuers.

                   (b) Except as provided in Section 11.3(a) hereof or in a transaction referred to in Section 11.4 hereof, no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless, subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture.

                   (c) In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of Exhibit D hereto, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All of the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof."


                                  ARTICLE III.
                                  MISCELLANEOUS

         Section 3.1       Counterparts.

         This Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         Section 3.2       Severability.

         In the event that any provision in this Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 3.3       Headings.

         The article and section headings herein are for convenience only and shall not affect the construction hereof.



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         Section 3.4       Successors and Assigns.

         Any covenants and agreements in this Supplemental Indenture by Foamex, FCC and the Trustee shall bind their successors and assigns, whether so expressed or not.

         Section 3.5       GOVERNING LAW.

         THIS SUPPLEMENTAL INDENTURE, SHALL BE DEEMED TO BE A CONTRACT UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

         Section 3.6       Effect of Supplemental Indenture.

         Except as amended by this Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

         Section 3.7       Trustee.

         The Trustee accepts the modifications of the Trust effected by this Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of Foamex and FCC, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture, and the Trustee makes no representation with respect thereto.

         Section 3.8       Definitions.

         Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Indenture.

[The remaining portion of this page is intentionally left blank.]




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         IN WITNESS  WHEREOF,  the parties hereto have caused this  Supplemental
Indenture to be executed by their duly authorized representative as of the date hereof.


ATTEST:                                         FOAMEX CAPITAL CORPORATION

/s/ Anne J. Anthony                             By: /s/ George L. Karpinski
-------------------                                 ----------------------------
                                                     Name: George L. Karpinski
                                                     Title: Vice President


ATTEST:                                         FOAMEX L.P.

/s/ Anne J. Anthony                             By:  FMXI, INC.
-------------------                             its Managing General Partner


                                                By: /s/ Geoge L. Karpinski
                                                   -----------------------------
                                                   Name: /s/ George L. Karpinski
                                                   Title: Vice President



                                                THE BANK OF NEW YORK
                                                as Trustee

                                                By: /s/ Iliana Acevedo
                                                    ----------------------------
                                                    Name: Iliana Acevedo
                                                    Title: Assistant Treasurer



                                       9
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STATE OF PENNSYLVANIA

COUNTY OF DELAWARE


                  BEFORE ME, the undersigned, a Notary Public in and for said State and County, on this day personally appeared George L. Karpinski the Vice President of FOAMEX CAPITAL CORPORATION, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said Foamex Capital Corporation, and that he executed the same as the act of such corporation with the authority of the board of directors for the purposes and consideration therein expressed and in the capacity therein stated.


                                            /s/ Cathleen L. Stacy
                                            ------------------------------------
                                            Notary Public, State of Pennsylvania
                                            Printed Name: Cathleen L. Stacy

My Commission Expires:

April 26, 1999
--------------



STATE OF PENNSYLVANIA

COUNTY OF DELAWARE


                  BEFORE ME, the undersigned, a Notary Public in and for said State and County, on this day personally appeared George L. Karpinski the Vice President of FMXI, INC., the Managing General Partner of Foamex L.P., a Delaware limited partnership, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said FMXI, Inc., and that he executed the same as the act of such corporation with the authority of the board of directors for the purposes and consideration therein expressed and in the capacity therein stated.


                                            /s/ Cathleen L. Stacy
                                            ------------------------------------
                                            Notary Public, State of Pennsylvania
                                            Printed Name: Cathleen L. Stacy


My Commission Expires:

April 26, 1999
--------------

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